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           Intraop Medical Corporation Proposed Merger Target
                       Receives $2 Million in Funds


Salt Lake City, Utah-(BUSINESS WIRE)-March 30, 2004-Intraop Medical Corporation (OTCBB:IOPM.OB) announced today that its proposed merger target, Intraop Medical, Inc. the manufacturer, marketer and distributor of the Mobetron, a proprietary medical device that greatly reduces the cost and increases the practicality and applicability of Intraoperative Radiation Therapy (IORT), has closed a loan transaction with an institutional investor which, after fees, expenses and pre-paid interest, nets to Intraop Medical, Inc. approximately $2 million. The loan is for a one year period, with an optional one year extension subject to payment of an additional fee. The lender has received a security interest in all of Intraop Medical, Inc.'s assets and 2,400,000 shares of common stock of Intraop Medical Inc. solely for the purpose of securing the loan.

Commenting on this transaction, Donald A. Goer, President and CEO of Intraop Medical, Inc., stated, "We intend to use this capital to pay down certain debt and trade payables, and to continue manufacturing operations in order to meet critical customer delivery requirements. While this financing is significant, it is not sufficient to fund our currently proposed business and we intend to seek additional financing."

Intraop Medical Corporation, headquartered in Salt Lake City, Utah, currently has no operations or business, and has entered into an a Merger Agreement with Intraop Medical, Inc. pursuant to which Intraop Medical Corporation will acquire Intraop Medical, Inc. in a merger. Completion of the merger is subject to numerous conditions, including approval by both companies' stockholders and satisfaction of due diligence.

Intraop Medical, Inc., a private company headquartered in Santa Clara, Calif., manufactures and distributes the Mobetron, a proprietary mobile and self-shielded linear accelerator used to treat cancer patients in the operating room. The Mobetron allows doctors to deliver radiation directly to the residual tumor or tumor bed during the surgical procedure for cancer. This technique, called "Intraoperative Radiation Therapy" or "IORT" has been shown to improve local control and survival for many types of cancers. The Mobetron is the only IORT unit that is both mobile and requires no shielding for use in the operating room. To date, nine Mobetrons have been delivered to hospitals in the U.S., Europe and Japan. The Mobetron has 510k certification, as well as CE Mark, JIS approval (Japan), and SDA approval (China). Website: www.intraopmedical.com

Safe Harbor Regarding "Forward Looking Statements"
This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are made as of today's date and we do not undertake any obligation to update forward-looking statements. You can


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identify such statements by our use of such words as "anticipate,"
"will," "intend," and similar words and phrases which denote and may depend on future events. Our assumptions underlying these statements are also "forward-looking" statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements. Among these risks and uncertainties are the parties' inability to finalize definitive transaction documents or to successfully complete due diligence, the failure to obtain shareholder approval of the proposed merger, the Company's inability to raise operating capital through loans or the sale of equity securities, and other risks and uncertainties discussed in the filings of Digitalpreviews.com with the Securities and Exchange Commission, which are available from its website at www.sec.gov.



CONTACT: Intraop Medical, Inc.           Investor Relations
         Donald A. Goer, Pres.           Summit Financial Partners, LLC
         408.986.6020                    Anthony D. Altavilla, Pres.
                                         317.218.0204